SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2001
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                              INFINITE GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

              DELAWARE               0-21816                52-1490422
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(State or other jurisdiction of  (Commission File   (IRS Employer Identification
        incorporation)                Number)                   No.)

     2364 Post Road, Warwick, RI                             02886
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(Address of principal executive office)                    (Zip Code)

                                 (401) 738-5777
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               Registrant's telephone number, including area code

                                       N/A
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          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On December 12, 2001 the Registrant issued the following press release:

            "Infinite Selected to Receive $12 Million DARPA Contract

Warwick, RI and Orlando, FL. (December 12, 2001) Infinite Group, Inc. (Nasdaq:
IMCI) announced that its subsidiary, Infinite Photonics, Inc., has been selected to receive a $12 million contract for its proprietary grating coupled surface emitting laser (IP GCSEL(TM)) diode technology from the Defense Advanced Research Projects Agency, (DARPA). Subject to final contract negotiations, the full effort is to begin in the first quarter of 2002.

"This effort provides funding for both pump and source laser diodes", stated Jeff Bullington, President of Infinite Photonics. "The goal of the program is the development and commercialization of single mode GCSEL devices with powers more than 100 times greater than commercially available Fabry-Perot devices. We will also achieve ultra short pulse widths, high repetition rates, high beam quality, low divergence angles (50 times smaller than existing competitive diodes) with narrow line width, tunability, and high mode suppression." This work will build on the work currently being performed in Laser Fare ATG, Infinite's research and development division.

"We believe we have achieved a significant breakthrough with our proprietary IP GCSEL(tm) technology platform for the optical communications and materials processing markets", said Clifford G. Brockmyre, CEO of Infinite Group. "Based on results to date, we believe we are capable of achieving the world's best simultaneous performance characteristics for overall power, ultra-short pulse (direct modulation for ultra-high data rate), tunability and high spectral beam quality ensuring that the IP GCSEL(tm) technology will produce a long succession of superior products with dramatically enhanced performance with reduced packaging and assembly cost."

DARPA is the research element within the Department of Defense and has been responsible for funding development and implementation of many breakthrough technologies. Perhaps the most familiar of these is the Internet.

Infinite Photonics, Inc. develops and markets laser diodes based on its proprietary, patented and patent pending IP GCSEL(tm) technology platform. IP GCSEL(tm) product applications include high power pump lasers used for EDFA and Raman amplification, tunable lasers used in optical transmitters and receivers for telecommunications, material processing and medical applications.

Infinite Group is an industry leader in applied photonics, including areas of laser material processing, advanced manufacturing methods and laser applications technology.


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

This release contains "forward looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The Company's plans and objectives are based on assumptions involving judgements with respect to future economic, competitive an market conditions and future business and technology decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statements, including, but not limited to, those relating to the commercialization of IP GCSEL laser based technologies, will prove to be accurate."

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INFINITE GROUP, INC.


Date: December 12, 2001                    By:    /s/Clifford G. Brockmyre II
                                                -----------------------------
                                                Clifford G. Brockmyre II
                                                President


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